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                                                                    EXHIBIT 5.02

                                November 6, 1996



Brandywine Realty Trust
16 Campus Boulevard
Newton Square, Pennsylvania 19073

                  Re:      Registration Statement on Form S-11
                           Registration No. 333-13969

Ladies and Gentlemen:

                  We have served as Maryland counsel to Brandywine Realty Trust, a Maryland real estate investment trust (the "Company"), in connection with certain matters of Maryland law arising out of the registration of up to 4,255,000 common shares of beneficial interest, $.01 par value per share, of the Company (the "Shares") (including up to 555,000 shares pursuant to an over-allotment option granted to the underwriters), covered by the above-referenced Registration Statement, and all amendments thereto (the "Registration Statement"), under the Securities Act of 1933, as amended (the "1933 Act"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

                  In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

                  1. The Registration Statement and the related form of final prospectus included therein in the form in which it was transmitted to the Securities and Exchange Commission under the 1933 Act;

                  2. The Amended and Restated Declaration of Trust of the Company, certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");
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November 6, 1996
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                  3. The Bylaws of the Company, certified as of a recent date by its Secretary;

                  4. Resolutions adopted by the Board of Trustees and shareholders of the Company relating to the sale, issuance and registration of the Shares, certified as of a recent date by the Secretary of the Company;

                  5. The form of certificate representing common shares of beneficial interest, $.01 par value per share, of the Company ("Common Shares"), certified as of a recent date by its Secretary;

                  6. A certificate of the SDAT as to the good standing of the Company, dated November 6, 1996;

                  7. A certificate executed by Francine M. Haulenbeek, Vice President, Secretary and Treasurer of the Company, dated November 6, 1996; and

                  8. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

                  In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

                  1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

                  2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

                  3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding.

                  4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records
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Brandywine Realty Trust
November 6, 1996
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reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There are no oral or written modifications or amendments to the Documents, by action or conduct of the parties or otherwise.

                  The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

                  Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

                  1. The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

                  2. Assuming that the sum of (a) all Common Shares issued as of the date hereof, (b) any Common Shares issued between the date hereof and the date on which any of the Shares are actually issued (not including any of the Shares), and (c) the Shares will not exceed the total number of Common Shares that the Company is authorized to issue, the Shares are duly authorized and, when and if delivered against payment therefor in accordance with the resolutions of the Board of Trustees of the Company authorizing their issuance, will be validly issued, fully paid and nonassessable.

                  The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or "blue sky") laws or the real estate syndication laws of the State of Maryland.

                  We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

                  This opinion is being furnished to you solely for submission to the Securities and Exchange Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity (other than Pepper, Hamilton & Scheetz,
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November 6, 1996
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counsel to the Company) without, in each instance, our prior written consent.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                              Very truly yours,


                                              BALLARD SPAHR ANDREWS & INGERSOLL